                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 7, 2005


                        PACIFICHEALTH LABORATORIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)




      Delaware                         000-23495                   22-3367588
   ---------------                    -----------                --------------
   (State or Other                    (Commission                (IRS Employer
   Jurisdiction of                    File Number)               Identification
   Incorporation)                                                   Number)


    100 Matawan Road, Suite 420, Matawan, NJ                      07747-3913
    ----------------------------------------                      ----------
    (Address of Principal Executive Offices)                      (Zip Code)


       Registrant's telephone number, including area code: (732) 739-2900
                                                          ----------------


                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers.

         (b) On June 7, 2005, David Mastroianni notified PacificHealth Laboratories, Inc. (the "Company") of his resignation from the Company's Board of Directors, effective as of June 7, 2005. As reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on June 1, 2005, Mr. Mastroianni ceased to be actively engaged as Chief Executive Officer of the Company prior to the filing of such Current Report.

         (c)(1) On June 8, 2005, the Company's Board of Directors appointed Dr. Robert Portman as the President and Chief Executive Officer of the Company.

         (c)(2) Dr. Portman, age 60, has served as Chairman of the Board of Directors of the Company and Chief Scientific Officer since September 2004. Prior to that, Dr. Portman served as President, Chief Executive Officer, and Chairman of the Board of Directors of the Company since its inception. Dr. Portman is the brother of David I. Portman, a director of the Company. Dr. Portman has engaged in certain related party transactions with the Company. A brief description of such related party transactions is set forth under the caption "Part III - Item. 12. Certain Relationships and Related Party Transactions" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC on April 15, 2005, which disclosures are incorporated herein by reference. The Company's file number with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is 000-23495.

         (c)(3) Through the end of 2004, Dr. Portman's employment terms were governed by a 2003 Employment Agreement effective as of January 1, 2003, terminating December 31, 2004. Under the 2003 Employment Agreement, Dr. Portman received a salary of $275,000 per year. Also pursuant to the 2003 Employment Agreement, Dr. Portman received options to purchase up to 300,000 shares of Common Stock under the Company's 2000 Stock Option Plan priced at $2.79 per share (the market price of the Company's common stock at December 24, 2002). One-third of the options vested on January 1, 2003, and one-third vested on January 1, 2004, and the remaining one-third vested on January 1, 2005. Since January 1, 2005, the Company has been compensating Dr. Portman on the basis of a $225,000 annual salary. The Company and Dr. Portman are currently negotiating an employment agreement.

         (d)(1) On June 8, 2005, the Company's Board of Directors elected Gary
C. Paxton as a director of the Company. Mr. Paxton, 59, is currently Vice President (Specialty Foods Group) of Hormel Foods Corporation ("HFC"), a publicly-traded company. Mr. Paxton has held this position since September 2003. From December 2002 to September 2003, Mr. Paxton held the position of Vice President (Specialty Foods Group and Prepared Food Operations) at HFC. From November 1999 until December 2002, Mr. Paxton held the position of Vice President (Prepared Food Operations) at HFC. From January 1992 until October 1999, Mr. Paxton held the position of Vice President (Manufacturing) at HFC. Hormel Health Labs, LLC is a wholly-owned subsidiary of HFC.

         (d)(2) On January 28, 2005, the Company entered into a Series A Preferred Stock Purchase Agreement and related agreements with Hormel Health Labs, LLC ("Hormel") pursuant to which the Company issued and sold 90,909 shares of Series A Preferred Stock. A brief description of the terms of the Series A Preferred Stock Purchase Agreement and related agreements is set forth under the caption "Part III - Item. 12. Certain Relationships and Related Party Transactions" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC on April 15, 2005. In connection with the Series A Preferred Stock Purchase Agreement and related agreements, as long as at least 50% of the original shares of the Series A Preferred Stock remain outstanding, the holders of such preferred stock have the right to designate an individual to be nominated to the Company's Board of Directors, provided that such designee would be considered an independent director under the Exchange Act. Hormel nominated Mr. Paxton as its designee to the Company's Board of Directors after the Company had mailed to stockholders its definitive proxy materials for the annual stockholders' meeting that was held on June 8, 2005.

         (d)(3) The Company's Board of Directors has not yet determined whether Mr. Paxton will be named to serve on any committees of the Board of Directors. Prior to naming Mr. Paxton to serve on any committees of the Board of Directors, the Company's Board of Directors will determine whether Mr. Paxton is an independent director under Nasdaq rules and the Exchange Act.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PACIFICHEALTH LABORATORIES, INC.

Dated: June 13, 2005                 By: /s/ Stephen P. Kuchen
                                        --------------------------------
                                             Stephen P. Kuchen
                                             Chief Operating Officer